EXHIBIT 10.14




















                              WATER AGREEMENT

                                  BETWEEN

                         AQUAPENN SPRING WATER CO.

                                    AND

                             BELLEFONTE BOROUGH


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                             TABLE OF CONTENTS

RECITALS.................................................     1
ARTICLE I - SALE OF WATER................................     1
ARTICLE II - COMMENCEMENT DATE...........................     2
ARTICLE III - RATES AND PAYMENTS.........................     3
ARTICLE IV - TERMS OF AGREEMENT..........................     5
ARTICLE V - WATER FACILITIES.............................     6
ARTICLE VI - INSURANCE AND INDEMNIFICATION...............     8
ARTICLE VII - RESTRICTION ON USE OF WATER................     9
ARTICLE VIII - EXCUSES FOR NON-PERFORMANCE...............    11
ARTICLE IX - RELATIONSHIP OF THE PARTIES.................    12
ARTICLE X - PROHIBITION ON ASSIGNMENT....................    12
ARTICLE XI - SOURCE IDENTIFICATION.......................    13
ARTICLE XII - NOTICES....................................    13
ARTICLE XIII - MISCELLANEOUS.............................    14



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                              WATER AGREEMENT


          THIS WATER AGREEMENT, made and entered this 10th day of July, 1995, by and between the AQUAPENN SPRING WATER CO., with its office address at 3035 Research Drive, State College, Centre County, Pennsylvania, (herein called "AquaPenn")

                                    AND

THE BOROUGH OF BELLEFONTE, with its office address at 236 West Lamb Street, Bellefonte, Centre County, Pennsylvania (herein called "Bellefonte").

                                  RECITALS

          (a) AquaPenn is interested in securing a source of potable drinking water for use in its bottled water company, within a reasonable distance of the production facilities of AquaPenn.

          (B) Bellefonte presently has an excess of potable drinking water which, subject to the terms and conditions of this Agreement, will be made available to AquaPenn.

          NOW, THEREFORE, in consideration of the foregoing recitals and intending to be legally bound hereby the parties agree as follows:

                                 ARTICLE I
                               SALE OF WATER

          SECTION 1.01. Bellefonte agrees to sell AquaPenn excess gravity-pressured potable water not to exceed 1,000,000 (1.00 mgd) per day from a pipe which is a sixteen (16) inch pipe originating

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from  a  spot  in  the  immediate  area  of  the  Big  Spring,  Bellefonte,
Pennsylvania, subject to and expressly conditioned to the following:


          (a) To all the terms and conditions of the Bellefonte's Water Allocation Permit as issued by the Commonwealth of Pennsylvania, Department of Environmental Resources, Permit No. WA-23A, as amended, and, all the Ordinances, Resolutions, Rules, Regulations and Laws of any Local, State or Federal Governmental Authority having jurisdiction over the subject and the performance of this Agreement;

          (b) That the source of the water, known as the Big Spring, continues to produce water at a rate which allows all of the water use demands of the Borough of Bellefonte to be met before there is water available to AquaPenn; and,

          (c) Fulfillment of the needs and requirements of Bellefonte's inhabitants, existing contracts and agreements for supply of water, and, the present customers of Bellefonte's water system located within and beyond the political boundaries of Bellefonte.

          (d) That the Big Spring is determined to be a "spring," and not influenced by surface water, as to be determined by the Surface Water Influence Testing being currently conducted.


          SECTION 1.02. It is expressly understood that Bellefonte makes no representations, warranties or guarantees as to the source of the water, its availability or quantity.

                                 ARTICLE II
                             COMMENCEMENT DATE

          SECTION 2.01. Commencement date means the date on which AquaPenn notifies the Borough of Bellefonte when all applicable permits, licenses and approvals, with respect to the subject of

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this Agreement, have been obtained, and, that all construction has been completed to receive the water from the point located in the immediate area of the Big Spring, Bellefonte, Pennsylvania.

          SECTION 2.02. If all the permits, licenses and approvals are not obtained by AquaPenn or all construction necessary to transfer the water is not completed prior to the 1st day of May, 1997, this Agreement shall terminate forthwith and be deemed null and void.

                                ARTICLE III
                             RATES AND PAYMENTS

          SECTION 3.01 AquaPenn shall pay for the potable water as follows:

               (a) During the first five (5) years from the commencement date of this Agreement as provided in Article II and IV, the amount of forty ($.40) cents per thousand gallons transferred each day.

               (b) On commencement of the second five (5) years from the commencement date of this Agreement as provided in Article II and IV, the amount of fifty ($.50) cents per thousand gallons transferred each day.

               (c) After the tenth (10th) year of the commencement date of this Agreement as provided in Articles II and IV, and upon sixty
          (60) days written notice by Bellefonte to AquaPenn, Bellefonte may increase the costs of the water by applying the fluctuations in the Consumer Price Index to the costs per thousand gallons as set forth in subparagraph (b) as follows:

               (i) The Consumer Price Index for the purpose of this Agreement shall be the Consumer Price Index for "All

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               Items for All Urban Customer" published by the Bureau of
               Labor Statistics of the United States Department of Labor, Pittsburgh-Beaver Valley. For All Items 1982-84 equals 100. If the Consumer Price Index ceases to be published by the United States Department of Labor, Bureau Statistics, then the calculations shall be based on the closest Successor Index as identified by the United States Department of Labor. If no such Successor exists, the calculations shall be based on an Index prepared by Bellefonte and submitted to AquaPenn.

               (ii) The base date shall be the first day of the calendar month preceding the date of this Agreement.

               (iii) The adjusted increase for payments for the water shall be determined by multiplying the cost of the water per thousand gallons paid during the second five (5) year term by a fraction, the numerator of which shall be the Consumer Price Index for the last calendar month at the conclusion of the second five (5) year term of this Agreement, and, the denominator which shall be the Consumer Price Index for the base date. The resulting sum, if greater than the amount set forth in subparagraph (b) above may be adjusted by Bellefonte, commencing with the month following the expiration of ten (10) years from the commencement date of this Agreement.

          SECTION 3.02. Beginning on the commencement date of this Agreement, and, thereafter, Bellefonte shall monthly invoice AquaPenn for payment of the water transferred the preceding month.

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AquaPenn shall pay Bellefonte the amount due, and any other amount due, within ten (10) days of the date of the invoice.

          SECTION 3.03. In the event AquaPenn shall fail to pay for the water as required hereunder for a period of thirty (30) days after receipt of written notice, then AquaPenn agrees that Bellefonte shall have the right, at its option, to proceed against AquaPenn in any manner permitted by law.

          SECTION 3.04. If AquaPenn and Bellefonte are unable to resolve any dispute with respect to any amount owed by AquaPenn hereunder, AquaPenn shall be obligated to pay all undisputed amounts with respect to such dispute.

                                 ARTICLE IV
                             TERMS OF AGREEMENT

          SECTION 4.01. Upon receipt of the notice provided in Article II, this Agreement shall commence for a term of fifty (50) years from the date of the notice. After the expiration of the term of fifty (50) years, the Agreement shall automatically renew itself for a term of five (5) years unless written notice is delivered by either party to the other six (6) months prior to the expiration of the initial fifty (50) year term of this Agreement indicating an intent not to renew. Any renewal shall be on the terms and conditions then mutually agreed upon between AquaPenn and Bellefonte.

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                                 ARTICLE V
                              WATER FACILITIES

          SECTION 5.01. AquaPenn, at its sole cost and expense, shall acquire, construct, install, repair and maintain all facilities, pipes, pipelines, pumps and equipment or other apparatus necessary to transmit the water from the pipe in the immediate area of the Big Spring to AquaPenn. All such construction, installation, repairs and maintenance of wells, pipes and equipment shall be in accordance with engineering standards acceptable to Bellefonte. Bellefonte, upon reasonable notice, shall provide AquaPenn with access to the transmission point in the immediate area of the Big Spring for the purpose of transmitting water to AquaPenn. AquaPenn, at its sole cost and expense, shall acquire all rights-of-way from AquaPenn to the Big Spring, and, upon termination of this Agreement, Bellefonte shall have the right but not the responsibility to have ownership of the rights-of-way transferred to Bellefonte.

          SECTION 5.02. The AquaPenn pipeline shall not intrude into, or in any other way invade the pond of the Big Spring, but shall terminate at a point near the Big Spring. A separate and distinct pipeline, being very short in length, from the AquaPenn pipeline, to the pond of the Big Spring, shall be constructed by Bellefonte, with all costs of construction to be paid by AquaPenn. This portion of pipe shall then be immediately turned over to, and surrendered to, Bellefonte, who shall have sole control of it.

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          SECTION 5.03. AquaPenn shall, at its sole cost and expense, provide a meter at the Big Spring at the point where the water is delivered to AquaPenn. AquaPenn, at its sole cost and expense, shall cause the meter to be calibrated every three (3) years after the commencement date of this Agreement, and, AquaPenn shall be solely responsible for its maintenance and repair. Should the accuracy of the meter at any time during the term of this Agreement be challenged, the costs of calibration shall be paid by the party whose position was changed (plus or minus five percent deviation) as a result of the re-calibration. Should the meter be inaccurate for a specified period of time or inoperable for any reason, the usage for such period will be based on the average daily use for the ten (10) days following the repair or replacement of the meter or its accurate re-calibration.

          SECTION 5.04. All facilities, pipes, pipeline pumps, equipment and/or other apparatus installed or constructed by AquaPenn to receive and distribute the water pursuant to this Agreement shall be and remain the sole property of AquaPenn, other than that pipeline described in Paragraph
5.02. above. Such facilities may at the termination or expiration of this Agreement be removed by AquaPenn.

          SECTION 5.05. AquaPenn, at its sole cost and expense, shall comply with all acts, rules, regulations, orders and directives of any legislative, executive, administrative or judicial body applicable to the performance of this Agreement, and,

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to the operation, repair and maintenance of the transmission facilities from Bellefonte to AquaPenn. Without limiting the foregoing, AquaPenn or Bellefonte may contest, in good faith, any such laws, ordinances, rules, regulations, permits, licenses, orders, or directives of any executive, administrative or judicial body.

                                 ARTICLE VI
                       INSURANCE AND INDEMNIFICATION

          SECTION 6.01. AquaPenn shall insure and keep insured all the distribution and transmission facilities of its water system which are of a character usually insured by persons operating properties of a similar nature by a responsible insurance company or companies authorized and qualified under the laws of the Commonwealth of Pennsylvania to assume the risks thereof against loss or damage by fire and any hazards to the extent that such properties are usually insured by persons operating properties of similar nature in the same or similar localities. The amount of said insurance in each case and the provisions of these insurance policies shall be subject to the approval of Bellefonte.

          SECTION 6.02. AquaPenn will maintain public liability insurance, property damage and worker's compensation insurance in such amounts and containing such terms and provisions as shall be approved by Bellefonte.

          SECTION 6.03. All insurance policies provided herein shall be for the benefit of Bellefonte, and, Bellefonte shall be

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named as an additional insured on all the insurance policies. All insurance policies shall be filed with Bellefonte, and, no changes shall be made to the policies of insurance without the prior consent of Bellefonte.

          SECTION 6.04. AquaPenn agrees that it shall protect, indemnify and hold Bellefonte and their respective officers, employees and agents from and against all liabilities, actions, damages, claims, demands, judgments, losses, costs, expenses, suits, or actions and reasonable attorney's fees and shall defend Bellefonte in any suit, including appeals, for personal injury to, or death of, any person or persons, or for loss of or damage to, property resulting from the acts or omissions of AquaPenn in the performance (or non-performance) of AquaPenn's obligations under this Agreement and for any loss or claim resulting from the performance (or non-performance) of Bellefonte's obligation under this Agreement, or, the execution and performance of this Agreement or any other suit filed against Bellefonte as a result of this Agreement.

                                ARTICLE VII
                        RESTRICTION ON USE OF WATER

          SECTION 7.01. AquaPenn shall use the water obtained from Bellefonte for sale in its bottled water business, and is specifically prohibited from providing, at any price or cost, water from the Big Spring to any other customer, corporation, or entity without prior written approval from Bellefonte.

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          SECTION 7.02. AquaPenn shall not contest or appeal or otherwise oppose, directly or indirectly, the application for any permit or the issuance of any permit to Bellefonte concerning its water source or its transmission or distribution system, and, the delivery of water to any of Bellefonte's customers.

          SECTION 7.03. AquaPenn shall continually operate its water distribution and transmission system in a sufficient and economic manner and will keep its system in a state of good repair and will replace all equipment necessary from time to time so as not to waste any water provided hereunder.

          SECTION 7.04. Should Bellefonte be required to install new procedures or improve its water system as a result of this Agreement with AquaPenn, all costs of the same shall be paid by AquaPenn. If the improvements or new procedures are required as a result of a combination of this Agreement and the supplying water to Bellefonte customers, then Bellefonte shall pro-rate the costs thereof based on the number of gallons of water used within the geographic boundaries of Bellefonte and those transferred to AquaPenn. The proration shall be based on the highest average of any amount of water furnished to AquaPenn during the previous year prior to the necessity for installing such new procedures or making the improvements.

          SECTION 7.05. AquaPenn shall execute any and all documents which may be required by Bellefonte to modify, alter or amend this Agreement in order to accommodate any financing which

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Bellefonte may undertake to improve or which effects its water system.

                                ARTICLE VIII
                        EXCUSES FOR NON-PERFORMANCE

          SECTION 8.01. The failure of either party to perform any obligation under this Agreement due to an uncontrollable circumstance shall operate as an excuse to performance and will not constitute a breach of any obligation. Uncontrollable circumstance means by act, event or condition, that has had, or may reasonably be expected to have, a direct material adverse effect on the rights or obligations of a party under this Agreement or a direct material adverse effect on the furnishing of water under this Agreement, if such act, event or condition is beyond the reasonable control or the party relying thereon has justification for not performing an obligation or complying with any condition required of such party under this Agreement. Such acts or events shall include, but shall not be limited to the following:

               (a) An Act of God, hurricanes, tornadoes, epidemic, landslides, lightening, earthquake, flood, fire or explosion or similar occurrence; or an act of the public enemy, war, blockade, insurrection, riot, general unrest, or restraint of government and people, civil disturbance of similar occurrence;

               (b) The order, final actions, injunction and/or judgment of any federal, commonwealth or local court, administrative agency or governmental body which has jurisdiction over the performance of the parties' obligation to this Agreement;

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               (c) A change in the law which includes the enactment,
          adoption, promulgation, modification or repeal after the date of this Agreement, of any Federal, commonwealth, county or other local law, ordinance, code rule, or regulation or other similar regulation or other similar legislation which establishes obligation on responsibility affecting the performance under this Agreement which are more burdensome than those in effect on the date of this Agreement.

          SECTION 8.02. Notwithstanding the foregoing, Bellefonte may terminate this contract at any time, in its discretion, and at its option, after written notice from Bellefonte, if AquaPenn shall ever be more than 60 days in default or in delinquency to Bellefonte.

                                 ARTICLE IX
                        RELATIONSHIP OF THE PARTIES

          SECTION 9.01. Neither AquaPenn nor Bellefonte shall have the responsibility to perform services for or to assume contractual obligations which are the obligations of the other.

          SECTION 9.02. Nothing herein shall constitute either party as a partner, agent or representative of the other, or be deemed to create any fiduciary relationship between them.

                                 ARTICLE X
                         PROHIBITION ON ASSIGNMENT

          SECTION 10.01. This Agreement may not be assigned by AquaPenn without the prior written consent of Bellefonte duly approved by Resolution of Bellefonte's governing bodies, and, shall

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not be assigned by AquaPenn in connection with the obtaining of financing for any purpose.

          SECTION 10.02. Bellefonte and AquaPenn agree to work for the assignment of all rights and privileges provided to the Borough of Milesburg, in Commonwealth of Pennsylvania, Department of Environmental Resources, Permit No. WA-23A, to AquaPenn.

                                 ARTICLE XI
                           SOURCE IDENTIFICATION

          SECTION 11.01. AquaPenn confirms that all bottled water from the Big Spring packaged for sale to the public shall prominently display on its label information which identifies the source of the water as the Big Spring, Bellefonte, PA. Current regulations from the Pennsylvania Department of Environmental Resources require such identification. Even absent that requirement, however, AquaPenn shall continue to list the Big Spring, Bellefonte, PA, as the source of the water.

                                ARTICLE XII
                                  NOTICES

          SECTION 12.01. All notices, demands, requests and other communications hereunder shall be deemed sufficient and property given if in writing and delivered to the following addresses by certified or registered mail, postage prepaid:

          (a)  TO:  AquaPenn Spring Water Co.
                    3035 Research Drive
                    State College, PA 16801

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          (b)  TO:  Bellefonte and Bellefonte Borough

                    Borough Manager
                    236 West Lamb Street
                    Bellefonte, PA 16823


                                ARTICLE XIII
                               MISCELLANEOUS

          SECTION 13.01. This Agreement shall be authorized and approved by duly authorized ordinances adopted by Bellefonte, and by corporate action/resolution by AquaPenn.

          SECTION 13.02. Time shall be the essence of the performance of this Agreement.

          SECTION 13.03. This Agreement shall be construed under the laws of the Commonwealth of Pennsylvania.

          SECTION 13.04. This Agreement reflects the understanding and agreement among the parties and there are no other covenants or agreements that are not herein contained.

          SECTION 13.05. In the event that any provision of this Agreement shall, for any reason, be determined to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall be binding on the parties, and shall remain in full force and effect. If the provisions on payment are found to be invalid, illegal or unenforceable, then, in such an event,

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Bellefonte may upon written notice terminate this Agreement forthwith, and, this Agreement shall be null and void.

          IN WITNESS WHEREOF, the parties have signed this Agreement the day and year first above written.

ATTEST                                 AQUAPENN SPRING WATER CO.

/s/ Tammy S. Hahn                      By: /s/ Edward J. Lauth, III
-------------------------                  --------------------------------
                                           EDWARD J. LAUTH, III
                                           President


ATTEST                                 BOROUGH OF BELLEFONTE



(Illegible Signature)                  By: /s/ William C. Schultz
                                       ------------------------------------



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